                                                              EXHIBIT 99.B(9)(a)

                            ADMINISTRATION AGREEMENT
                            ========================

         This Agreement, dated as of the 20th day of January, 1995, made by and between THE ROULSTON FAMILY OF FUNDS, an Ohio Business Trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Ohio and FUND/PLAN SERVICES, INC. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Trust is authorized by its Declaration of Trust ("Trust Instrument") to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

         WHEREAS, the Parties desire to enter into an agreement whereby Fund/Plan will provide certain administration services to each of the Series on the terms and conditions set forth in this Agreement; and

         WHEREAS, Fund/Plan is willing to serve in such capacity and perform such administrative services under the terms and conditions set forth below; and

         WHEREAS, the Trust on behalf of each of the Series, will provide certain information concerning the Series to Fund/Plan as set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. APPOINTMENT The Trust hereby appoints Fund/Plan as administrator to each Series of the Trust and Fund/Plan hereby accepts such appointment. Also, the Trust agrees to appoint Fund/Plan as administrator to any additional series which, from time to time may be added to the Trust, upon amendment of Schedule "C" attached hereto.

         SECTION 2. CONVERSION The Trust shall promptly turn over to Fund/Plan such of the Series' accounts and records previously maintained by or for it as are requested by Fund/Plan to perform its functions under this Agreement. The Trust authorizes Fund/Plan to rely on such accounts and records turned over to it and hereby indemnifies and holds Fund/Plan, its successors and assigns, harmless of and from any and all expenses demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records.

         Fund/Plan shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Accountants and Records delivered to Fund/Plan, to the extent such matters are disclosed to Fund/Plan or are discovered by it and are relevant to its performance of its functions under this Agreement; however, Fund/Plan expressly makes no warranty or representation that any error, omission or deficiency can be satisfactorily corrected. The Trust shall provide Fund/Plan with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Trust agrees to pay Fund/Plan on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters at an hourly rate of $50.00, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

         SECTION 3. DUTIES AND OBLIGATIONS OF FUND/PLAN

         (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Trust, Fund/Plan shall provide to each of the Series all administrative services as set forth in Schedule "A" attached hereto and incorporated by reference into this Agreement. In addition to the obligations set forth in Schedule "A", Fund/Plan shall (i) provide its own office space, facilities and equipment and personnel for the performance of its duties under this Agreement; and (ii) take all actions it deems necessary to properly execute administration services on behalf of the Series.

         (b) So that Fund/Plan may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the officers, investment adviser, distributor, legal counsel, independent accountants and custodian of the Trust to cooperate fully with Fund/Plan and to provide such information, documents and advice relating to the Series as is within the possession or knowledge of such persons provided that no such person need provide any information to Fund/Plan if to do so would result in the loss of any privilege or confidential treatment with respect to such information. In connection with its duties, Fund/Plan shall be entitled to rely, and shall be held harmless by the Trust when acting in reasonable reliance upon the instruction, advice or any documents relating to the Series as provided by the Trust to Fund/Plan by any of the aforementioned persons. All fees charged by any such persons shall be deemed an expense of the Trust.

         (c) Any activities performed by Fund/Plan under this Agreement shall conform to the requirements of:

                  (1) the provisions of the Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of any rules or regulations in force thereunder;

                  (2) any other applicable provision of state and federal law, including any applicable state blue sky law;

                  (3) the provisions of the Trust Instrument and By-Laws of the Trust as amended from time to time;

                  (4) any policies and determinations of the Board of Trustees of the Trust; and

                  (5) the fundamental and other policies of the Series as reflected in the Trust's registration statement under the Act.

         Fund/Plan agrees that all records that it maintains for the Trust are the property of the Trust and will be surrendered promptly to the Trust upon written request. Fund/Plan will preserve, for the periods prescribed under Rule 31a-2 under the Act, all such records required to be maintained under Rule 31a-1 of the Act.

         (d) Nothing in this Agreement shall prevent Fund/Plan or any officer thereof from acting as administrator for or with any other person, firm or corporation. While the administrative services supplied to the Trust may be different than those supplied to other persons, firms or corporations, Fund/Plan shall provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from Fund/Plan as compared with the treatment provided to other Fund/Plan clients. Fund/Plan agrees to maintain the records and all other information of the Trust in a confidential manner and shall not use such information for any purpose other than the performance of Fund/Plan's duties under this Agreement.

         SECTION 4. ALLOCATION OF EXPENSES All costs and expenses of the Trust shall be paid by the Trust including, but not limited to:

                 (a)    fees paid to an investment adviser ("Adviser");

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                 (b)    interest and taxes;
                 (c)    brokerage fees and commissions;
                 (d)    insurance premiums;
                 (e) compensation and expenses of its Trustees who are not affiliated persons of the Adviser;
                 (f)    legal, accounting and audit expenses;
                 (g) custodian and transfer agent, or shareholder servicing agent, fees and expenses;
                 (h) fees and expenses incident to the registration of the shares of the Trust under Federal or state securities laws;
                 (i) expenses related to preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Trust;
                 (j) all expenses incidental to holding meetings of shareholders and Trustees of the Trust;
                 (k) such extraordinary expenses as may arise, including litigation, affecting the Trust and the legal obligations which the Trust may have regarding indemnification of its officers and trustees; and
                 (l) fees and out-of-pocket expenses paid on behalf of the Trust by Fund/Plan.

         SECTION 5. COMPENSATION OF FUND/PLAN The Trust agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Trust and Fund/Plan. The Trust agrees and understands that Fund/Plan's compensation be comprised of two components, payable on a monthly basis, as follows:

        (i) A combined asset-based fee subject to a minimum amount that the Trust hereby authorizes Fund/Plan to collect by debiting the Trust's custody account for invoices which are rendered for the services performed. The invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made; and

         (ii) reimbursement of any out-of-pocket expenses paid by Fund/Plan on behalf of the Trust, which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

         For the purpose of determining fees payable to Fund/Plan, the value a of Series' net assets shall be computed at the times and in the manner specified in the Series' Prospectus and Statement of Additional Information then in effect.

         During the term of this Agreement, should the Trust seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to Schedule "A" and Schedule "B", as necessary, specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.

         SECTION 6. DURATION

         (a) The initial term of this Agreement shall be for a period commencing on the date of this Agreement and ending on a date two (2) years following the Exchange Date of the reorganization described in the Agreement and Plan of Reorganization and Liquidation between the Trust and The Advisors' Inner Circle Fund ("Initial Term").

         (b) The fee schedule set forth in Schedule "B" attached shall be fixed for the Initial Term of this Agreement. Thereafter, the fee schedule will be subject to review and adjustment, not to exceed 10% of those fees set forth in Schedule "B."

         (c) For any period after the Initial Term of this Agreement, the Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than one hundred eighty (180) days after the date of giving notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

         (d) This Agreement also may be terminated at any time for "cause," after the giving of not less than sixty (60) days' notice.

         For purposes of this Agreement, "Cause" shall mean (a) willful misfeasance, bad faith, negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) the commencement of a judicial, regulatory or administrative proceeding by either state or federal authorities in which criminal, illegal or unethical behavior in the conduct of its business has been alleged against the party to be terminated; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any assignment (as that term is defined in the 1940
Act) of this Agreement by Fund/Plan, including any direct or indirect transfer or hypothecation of a controlling block of Fund/Plan's voting securities by a security holder thereof, shall permit the Trust to terminate for cause; or (e) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein.

         (e) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Trust, transfer all records and shall cooperate in the transfer of such duties and responsibilities.

         SECTION 7. AMENDMENT No provision of this Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by Fund/Plan and the Trust.

         SECTION 8. APPLICABLE LAW This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

         SECTION 9. LIMITATION OF LIABILITY
         (a) The Trust is a business trust organized under Chapter 1746, Ohio Revised Code, and under its Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Roulston Family of Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Series of the Trust must look solely to the assets of the

Trust belonging to such Series for the enforcement of any claims against the Trust.

         (b) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement that result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

         (c) Any person, even though a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed when rendering services to such entity or acting on any business of such entity (other than services or business in connection with Fund/Plan's duties under the Agreement), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or under the control or direction of Fund/Plan even though such person may receive compensation from Fund/Plan.

         (d) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith, (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by Fund/Plan to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instruction of an authorized person of the Trust or upon the opinion of legal counsel for the Trust; or (iii) any action taken in good faith or omitted to be taken by Fund/Plan in connection with its appointment in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. Indemnification under this subparagraph shall not apply, however, to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders or agents in cases of its or their willful misfeasance, bad faith, gross negligence or reckless disregard of its or their duties hereunder.

         (e) Fund/Plan shall give written notice to the Trust within thirty (30) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, unless such failure prejudices the Trust.

         (f) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within thirty (30) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. If the Trust does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

         (g) The terms of this Section 9 shall survive the termination of this Agreement.

         SECTION 10. NOTICES Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid to the respective parties as follows:

     If to the Trust:                                        If to Fund/Plan:
     ----------------                                        ----------------
     The Roulston Family of Funds                    Fund/Plan Services, Inc.
     4000 Chester Avenue                                    2 West Elm Street
     Cleveland, OH 44103                               Conshohocken, PA 19428
     Attention: Scott D. Roulston,               Attention: Kenneth J. Kempf,
     President                                                      President

         SECTION 11. SEVERABILITY If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         SECTION 12. SECTION HEADINGS Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of eight typewritten pages, together with Schedules "A", "B" and "C", to be signed by their duly authorized officers as of the day and year first above written.


The Roulston Family of Funds                  Fund/Plan Services, Inc.



--------------------------------              ------------------------------
By: Scott D. Roulston, President              By:  Kenneth J. Kempf, President

                      AMENDMENT TO ADMINISTRATION AGREEMENT

         This AGREEMENT, dated as of the 1st day of January, 1997, made by and between Fairport Funds (formerly known as The Roulston Family of Funds), a business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Ohio and FPS Services, Inc. ("FPS") (formerly known as Fund/Plan Services, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").
                                WITNESSETH THAT:

         WHEREAS, the Trust and FPS entered into an Administration Agreement dated January 20, 1995, wherein FPS agreed to provide certain administrative services to the Trust (the "Agreement"); and

         WHEREAS, the Parties wish to amend the Agreement to reflect (i) the respective change in names of the Parties; (ii) amendments to the services and fees as set forth on the attached Schedules "A" and "B" respectively of the Agreement; and (iii) the respective change of the names of the Trust's separate series of shares as set forth on the attached Schedule "C."

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

          1. That Schedule "A" of the Agreement be replaced in its entirety with Schedule "A" attached hereto;

          2. That Schedule "B" of the Agreement be replaced in its entirety with Schedule "B" attached hereto; and

          3. That Schedule "C" of the Agreement be replaced in its entirety with Schedule "C" attached hereto.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of one type-written page, together with Schedules "A," "B" and "C," to be signed by their duly authorized officers as of the day and year first above written.

Fairport Funds                                FPS Services, Inc.
--------------                                ------------------

--------------------------------              ---------------------------------
Scott D. Roulston, Chairman                   Kenneth J. Kempf, President


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      Amendment to Administration Services Agreement between Fairport Funds and FPS Services, Inc.

                                                                    SCHEDULE "A"
                                                           DATED JANUARY 1, 1997

                          FUND ADMINISTRATION SERVICES
                                       FOR
                                 FAIRPORT FUNDS

I.   REGULATORY COMPLIANCE

         A.   Compliance - Investment Company Act of 1940, as amended
                  1.  Review, report and renew
                           a.  investment advisory contracts
                           b.  fidelity bond
                           c.  underwriting contracts
                           d.  distribution (12b-1) plans
                           e   administration contracts
                           f.  accounting contracts
                           g.  custody administration contracts
                           h.  transfer agent and shareholder services
                  2.  Filings.
                           a.  N-SAR (semi-annual report)
                           b.  N-1A (prospectus), post-effective amendments and
                               supplements ("stickers")
                           c.  24f-2 indefinite registration of shares
                           d.  filing fidelity bond under 17g-1
                           e.  filing shareholder reports under 30b2-1
                  3. Annual up-dates of biographical information and questionnaires for Trustees and Officers

         B.   Compliance - State "Blue Sky"
                  1.  Blue Sky (state registration)
                           a.  registration of shares
                           b.  registration of issuer/dealer/agent (no loads)
                           c.  monitor of sale shares [over/under]
                           d.  report shares sold
                           e. filing of required prospectus and reports to states

II. Corporate Business and Shareholder/Public Information
    A.   Trustees/Management
             1. Preparation of meetings
                      a.  agendas - all necessary items of compliance
                      b.  arrange and conduct meetings
                      c.  prepare minutes of meetings
                      d.  keep attendance records
                      e.  maintain corporate records/minute book




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      Amendment to Administration Services Agreement between Fairport Funds and FPS Services, Inc.

                                                              Schedule A, Part 1

         B.   Coordinate Proposals
                  1.  Printers
                  2.  Auditors
                  3.  Literature fulfillment
                  4.  Insurance

         C.   Maintain Corporate Calendars and Files
                  1.  General
                  2.  Blue sky

         D.   Release Corporate Information
                  1.  To shareholders
                  2.  To financial and general press
                  3.  To industry publications
                           a.  distributions (dividends and capital gains)
                           b.  tax information
                           c.  changes to prospectus
                           d.  letters from management
                           e.  funds' performance
                  4.  Respond to:
                           a.  financial press
                           b.  miscellaneous shareholders inquiries
                           c.  industry questionnaires

         E.   Communications to Shareholders
                  1. Coordinate printing and distribution of annual, semi-annual and prospectuses.

III. FINANCIAL AND MANAGEMENT REPORTING
         A.   Income and Expenses
                  1. Monitoring of expense accruals, expense payments and expense caps
                  2.  Approve and coordinate payment of expenses
                  3. Establish Funds' operating expense checking account and perform monthly reconciliation of checking account
                  4. Calculation of advisory fee, 12b-1 fee and reimbursements to fund, (if applicable)
                  5. Authorize the recording and amortization of organizational costs and pre-paid expenses (supplied by advisor), for start-up funds and reorganizations
                  6.  Calculation of average net assets
                  7.  Expense ratios calculated

         B.   Distributions to Shareholders
                  1. Calculations of dividends and capital gain distributions (in conjunction with the fund and their auditors)
                           a.  compliance with income tax provisions
                           b.  compliance with excise tax provisions
                           c.  compliance with Investment Company Act of 1940
                  2. Book/Tax identification and adjustments at required distribution periods (in conjunction with the fund and their auditors)


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      Amendment to Administration Services Agreement between Fairport Funds and FPS Services, Inc.


                                                              Schedule A, Page 2

         C.   Financial Reporting
                  1. Liaison between fund management, independent auditors and printers for semi-annual and annual shareholder reports
                  2. Preparation of semi-annual and annual reports to shareholders
                  3.  Preparation of semi-annual and annual NSAR's (Financial
                      Data)
                  4. Preparation of Financial Statements for required SEC Pos Effective filings (if applicable)
                  5. Preparation of required performance graph (annually) (based on advisor supplied indices)

         D.   Subchapter M Compliance (monthly)
                  1.  Asset diversification test
                  2.  Short/short test

         E.   Other Financial Analyses
                  1. Upon request from fund management, other budgeting and analyses can be constructed to meet a fund's specific needs (additional fees may apply)
                  2.  Sales information, portfolio turnover (monthly)
                  3. Work closely with independent auditors on return of capital presentation, excise tax calculation
                  4.  Performance (total return) calculation (monthly)
                  5. 1099 Miscellaneous - prepared and filed for Directors/ Trustees (annual)
                  6. Analysis of interest derived from various Government obligations (annual) (if interest income was distributed in a calendar year)
                  7.  Review and characterize 1099-Dividend Forms
                  8. Prepare and coordinate with printer and FPS Services Account Management the printing and mailing of 1099-Dividend Insert Cards

         F.   Review and Monitoring Functions (monthly)
                  1. Review expense and reclassification entries to ensure proper update
                  2. Perform various reviews to ensure accuracy of Accounting (the monthly expense analysis) and Custody (review of daily bank statements to ensure accurate money movement for expense payments)
                  3.  Review accruals and expenditures (where applicable)

         G. Preparation and distribution of monthly operational reports to management by 10th business day
                  1.  Management Statistics (Recap)
                      a.   portfolio summary
                      b.   book gains/losses/per share
                      c.   net income, book income/per share
                      d.   capital stock activity
                      e.   distributions
                  2.  Performance Analysis
                      a.   total return
                      b.   monthly, quarterly, year to date, average annual
                  3.  Expense Analysis
                      a.   schedule


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      Amendment to Administration Services Agreement between Fairport Funds and FPS Services, Inc.

                                                              Schedule A, Page 3

                      b.   summary of due to/from advisor
                      c.   expenses paid
                      d.   expense cap
                      e.   accrual monitoring
                      f.   advisory fee
                  4.  Short-Short Analysis
                      a.   short-short income
                      b.   gross income (components)
                  5.  Portfolio Turnover
                      a.   market value
                      b.   cost of purchases
                      c.   net proceeds of sales
                      d.   average market value
                  6.  Asset Diversification Test
                      a.   gross assets
                      b.   non-qualifying assets

                  7.  Activity Summary
                      a.   shares sold, redeemed and reinvested
                      b.   change in investment

         H. Provide rating agencies statistical data as requested (monthly/ quarterly)

         I.   Standard schedules for Board Package (Quarterly)
                  1.  Activity Summary (III-G-7 from above)
                  2.  Expense analysis
                  3. Other schedules can be provided (additional fees may apply)



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      Amendment to Administration Services Agreement between Fairport Funds and FPS Services, Inc.

                                                              Schedule A, Page 4

                                                                    SCHEDULE "B"
                                                           DATED JANUARY 1, 1997

                      ADMINISTRATION SERVICES FEE SCHEDULE
                                       FOR
                                 FAIRPORT FUNDS

        This Fee Schedule is fixed for a period of two years from January
         1, 1997 and shall not increase greater than 10% during the one year period beginning January 1, 1999.

I. BASE FEE FOR SINGLE CLASS OF SHARES (calculated using average monthly total net assets and payable monthly)

     Subject to the minimum annual fee of $55,000 for the first series, $12,000 for each additional domestic series, the asset based administration fees shall be calculated at:

     .0015 On the First $50 Million of Total Average Net Assets .0010 On the Next $50 Million of Total Average Net Assets; and .0005 Of Total Average Net Assets in Excess of $100 Million of Average Net Assets

II.  OUT OF POCKET EXPENSES:

     The Trust will reimburse FPS monthly for all reasonable out-of-pocket expenses, including telephone, postage (including overnight services), overdraft charges, EDGAR filings, telecommunications (fax etc.), special reports, record retention, transportation costs as incurred and copying and sending materials to auditors and/or regulatory agencies as incurred and approved.

III. OTHER SERVICES NOT COVERED BY THIS AGREEMENT

     Activities of a non-recurring nature, including but not limited to, fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies, are not included herein, and will be quoted separately. To the extent the Trust should decide to issue multiple/separate classes of shares, additional fees may apply. Any additional/enhanced services or reports will be quoted upon request.


================================================================================
      Amendment to Administration Services Agreement between Fairport Funds and FPS Services, Inc.
                                                                      Schedule B

                                                                    SCHEDULE "C"
                                                                 JANUARY 1, 1997

                            Identification of Series
                            ------------------------

Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                                 Fairport Funds

                  1.  Fairport Midwest Growth Fund
                  2.  Fairport Growth and Income Fund
                  3.  Fairport Government Securities Fund



This Schedule "C" may be amended from time to time by agreement of the Parties.



================================================================================
      Amendment to Administration Services Agreement between Fairport Funds and FPS Services, Inc.
                                                                      Schedule C